EXHIBIT 99


TAMPA, Fla., Oct 31, 2003 --
Shells Seafood Restaurants, Inc. (SHLL) today reported a net loss for the third quarter ended September 28, 2003 of $833,000 or $0.18 per share, compared to a net loss for the third quarter ended September 29, 2002 of $605,000 or $0.14 per share. Net income for the 39 weeks of 2003 was $195,000 or $0.02 per share based on 11,821,000 diluted common shares outstanding. In comparison, net income for the 39 weeks of 2002 was $980,000 or $0.07 per share based on 13,220,000 diluted common shares. Exclusive of non-recurring items described below, the net loss for the 2003 third quarter was $763,000 or $0.17 per share, and the net income for the 39-week periods of 2003 and 2002 was $105,000 or $0.01 per share diluted and $768,000 or $0.06 per share diluted, respectively.

Revenues for the third quarter of 2003 decreased by 7.7% to $10,125,000 from $10,966,000 in the comparable period in 2002. Same store sales for the third quarter of 2003 declined 6.0% from the comparable quarter in 2002. Revenues for the 39-week period of 2003 decreased by 6.8% to $35,038,000 from $37,603,000 in the comparable period in 2002. Same store sales for the 39-week period in 2003 decreased 4.7% from the comparable period in 2002. The Company operated 28 restaurants at the end of each of the third quarters of 2003 and 2002. The Company discontinued operations in one restaurant during the third quarter of 2002.

"We're focused on making significant changes to improve the experience we provide to our guests," said Shells CEO and President Leslie Christon, who joined the company during the third quarter. "While it likely will take considerable time before such changes are truly reflected in our results, we are already seeing very positive guest response."

Overall guest satisfaction scores from Shells' monthly tracking are at their highest level this year, Christon noted, and are steadily increasing. "Excellent" ratings for food, service and cleanliness are all up significantly.

"We're tackling every facet of our operation, beginning with the food we serve, and we think our guests are beginning to take notice," Christon said. "We will be adding exciting new flavors and preparations to complement our core favorites, we're working to raise service levels and we're investing in restaurant maintenance initiatives to enhance our atmosphere."

"We still have far to go and it typically takes time before such improvements translate into stronger sales," Christon cautioned. "But we must continue to make changes to enhance the Shells dining experience ... for our loyal customers who have been with us for years, for those who haven't visited Shells lately, and for people dining with us for the first time. We will reward great performance and will not tolerate complacency in our drive to get better."

As previously announced, Shells recently added two new members to its management team, foodservice veteran Guy Kathman as VP of Operations and Stacey Floberg as Director of Marketing.

The results for the 39-week periods of 2003 and 2002 included net non- recurring income of $90,000 and $212,000, respectively. Non-recurring expense in the third quarter of 2003 included a one-time charge for severance expense of $70,000. The 39-week period of 2003 also included non-recurring income from the second quarter for a reduction in reserves for workers' compensation funding of $196,000, offset in part by a $36,000 inventory write down. Non- recurring income for the 39-week period of 2002 related to the second quarter recognition of $318,000 in additional income tax refunds, offset in part by the first quarter recognition of $106,000 in imputed interest.
The Company currently manages and operates 28 full service, neighborhood seafood restaurants in Florida under the name "Shells". Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, scallops, lobster, crab, and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.

In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; and the timing, costs and charges relating to restaurant openings and closings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.

                         SHELLS SEAFOOD RESTAURANTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                 (Unaudited)
                                   13 Weeks     13 Weeks   39 Weeks  39 Weeks
                                     Ended        Ended      Ended     Ended
                                    Sept. 28,    Sept. 29, Sept. 28, Sept. 29,
                                       2003        2002       2003      2002

    Revenues                        $10,125      $10,966    $35,038   $37,603

    Costs and expenses
     Cost of sales                    3,319        3,752     11,469    12,666
     Labor and other related
      expenses                        3,407        3,582     10,760    11,421
     Other restaurant operating
      expenses                        2,847        2,732      8,557     8,448
     General and administrative
      expenses                          904          966      2,617     2,753
     Depreciation and amortization      276          280        800       833
     Provision for impairment of
      goodwill                           --           51         --       155
    Income (loss) from operations      (628)        (397)       835     1,327

    Interest expense, net              (110)        (117)      (347)     (425)
    Other income (expense)              (41)         (52)       (94)      (80)
    Income (loss) before
     elimination of minority partner
     interest and income taxes         (779)       (566)        394       822
    Elimination of minority partner
     interest                           (54)        (47)      (199)      (169)
    Income (loss) before provision
     for income taxes                  (833)       (613)        195       653
    Income tax benefit                   --           8          --       327

    Net income  (loss)                $(833)      $(605)       $195      $980

    Net income (loss) per share of
     common stock:
     Basic                           $(0.18)     $(0.14)      $0.04     $0.22
     Diluted                         $(0.18)     $(0.14)      $0.02     $0.07

    Average number of weighted
     common shares outstanding:
     Basic                            4,631        4,454      4,552     4,454
     Diluted                          4,631        4,454     11,821    13,220

                         SHELLS SEAFOOD RESTAURANTS, INC.
                              (Dollars in thousands)

                                                    (Unaudited)
                                   13 Weeks    13 Weeks  39 Weeks 39 Weeks
                                     Ended       Ended      Ended    Ended
                                   Sept. 28,    Sept. 29,  Sept. 28, Sept. 29,
                                     2003         2002        2003     2002
    System-wide sales:
      Company-owned
        restaurants (1)             $10,087       $10,928   $34,914   $37,475
      Licensed restaurants (2)        1,907         1,905     5,487     6,452
      Total                         $11,994       $12,833   $40,401   $43,927


                                                           Sept. 28, Sept. 29,
    Number of restaurants at end of period:                    2003      2002
      Company-owned restaurants (1)                              24        24
      Licensed restaurants (2)                                    4         4
      Total                                                      28        28

    Balance sheet data:
      Cash                                                   $1,265    $2,528
      Working capital (deficiency)                           (2,825)   (3,488)
      Total assets                                           12,868    14,130
      Stockholders' equity                                    2,412     2,455


    (1) Includes one joint venture restaurant in which the Company has a 51% equity interest.
    (2) Includes one restaurant that was closed between March 3 and June 23, 2003 due to a fire.

SOURCE Shells Seafood Restaurants, Inc.
Rick Van Warner, +1-407-628-3104, or Warren Nelson,
+1-813-961-0944, both for Shells Seafood Restaurants, Inc.

http://www.shellsseafood.com

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